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COMMON STOCK                                                              SHARES
                                                            -------------
                             EUREKA FINANCIAL CORP.
NUMBER
        -------                                                     COMMON STOCK

           INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

                                                               CUSIP 298542 10 1

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

      THIS
      CERTIFIES
      THAT
                ----------------------------------------------------------------

      IS THE
      OWNER OF
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              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                         $0.10 PAR VALUE PER SHARE, OF

                             EUREKA FINANCIAL CORP.

     The shares evidenced by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof in person or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented thereby are issued and shall be held subject to all of the provisions contained in the Company's Charter and Bylaws (copies of which are on file with the Company), to all of which the holder, by acceptance hereof, assents. These shares are nonwithdrawable and are not of an insurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

     In Witness Whereof, the Company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:


--------------------------------                --------------------------------
Chief Financial Officer              [SEAL]     President and Chief Executive
                                                  Officer

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
                             EUREKA FINANCIAL CORP.

     The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of EUREKA FINANCIAL CORP. (the "Company"), as from time to time amended (copies of which are on file at the principal office of the Company), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

     The Charter of the Company contains certain provisions, applicable for a period of five years from the effective date of the Company's acquisition of all of the outstanding shares of common stock of Eureka Bank, that restrict persons other than Eureka Bancorp, MHC, the mutual holding company for Eureka Bank (the "Mutual Holding Company"), from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors ("Voting Stock"). The Charter contains a provision pursuant to which the shares beneficially held in excess of 10% of the Voting Stock of the Company are considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, or to acquisitions of Voting Stock by the Company or any tax-qualified employee stock benefit plan that is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the regulations of the Office of Thrift Supervision. The Mutual Holding Company will own in excess of 50% of the Common Stock of the Company so long as the Mutual Holding Company remains in mutual form.

     The Board of Directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common   UNIF GIFT MIN ACT -        Custodian               UNIF TRAN MIN ACT -        Custodian
                                                     -------          ----------                        -------          --------
                                                      (Cus)            (Minor)                           (Cus)            (Minor)


TEN ENT - as tenants by the entireties
                                              under Uniform Gifts to Minors Act     under Uniform Transfers to Minors Act

JT TEN  - as joint tenants with right of
                                               ---------------------------------       ---------------------------------
          survivorship and not as tenants                (State)                                    (State)
          in common

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED,                                 hereby sell, assign and
                         -------------------------------

=============   PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING
[            ]  NUMBER OF ASSIGNEE
=============

transfer unto                            ,                  shares of the common
              ---------------------------  -----------------
stock evidenced by this certificate,  and do hereby  irrevocably  constitute and
appoint                               , Attorney, to transfer the said shares on
        ------------------------------
the books of the Company with full power of substitution.

Dated
      -------------------------


                                        ----------------------------------------
                                        Signature



                                        ----------------------------------------
                                        Signature

In presence of:
                --------------------------------------------

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Siganture(s) Guaranteed


By
   ------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKHOLDER, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGANTURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLAE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.